EMPLOYMENT AGREEMENT

        This Employment Agreement entered into this 1st day of July, 1996, is between Bruce D. Downing, hereinafter referred to as "Employee" and Technology Resource Center, Inc., hereinafter referred to as the "Company" and together hereinafter referred to as the "Parties" with certain conditions and considerations as set forth herein.

1. Employment:

        The Company is desirous of employing Employee in the position of President and Employee is desirous of providing such services to the Company and is generally provided for in the job descriptor of President. The Employee will report directly to the Chief Executive Officer of the Company or his elect.

2. Compensation:

        The Parties having discussed the mutual desires of each other, do agree that a fair and equitable minimum compensation of the Employee's services are as follows:

           o Annualized base salary: $75,000, payable bi-weekly.

           o Annual bonus opportunity: Maximum of $25,000 (specific terms and conditions to be determined by the Employee and the Company after the Employee's July 1, 1996 start date).

           o Entitlement to participate fully in all available employee benefit programs.

3. Term of Agreement; Termination:

        The term of this Agreement shall be one (1) year commencing on July 1, 1996 and thereafter shall continue from year-to-year unless and until either Party shall give notice to the other at least 90 days prior to the end of the original or then current renewal term of his/her or its intention to terminate at the end of said term.

        Definition of Breach - It is understood that either Party may terminate this Agreement for convenience or for breach. Termination for BREACH shall be defined as follows:


           1) Deliberate disclosure of Company secrets for consideration; or

           2) Conviction, of either Party, of a felony involving moral turpitude, or breaking of any other law which may reasonably be deemed to cause a detrimental effect upon the other party as a result of the mutual association of the parties.

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        a) Notwithstanding the provisions of above, the Company (or the
Employee) shall have the right to terminate this Agreement, without further liability or obligation hereunder in the event that Employee (or the Company) has breached this Agreement in any particular.

        b) The Company may additionally terminate the employment of the Employee for convenience (as opposed to termination for breach of this Agreement as herein defined), in the event that the Employee fails to perform in a manner which is reasonably consistent with the above mentioned duties; or dies; or becomes disabled such that he/she has been unable to perform any of his duties hereunder for sixty (60) days during any year of this Agreement or for any period of thirty (30) consecutive days; and Employee may terminate this Agreement in the event the Company goes into Bankruptcy or Receivership.

4. Separation Caused by Acquisition, Merger:

        a) In the event the Company formally announces that it is to be acquired, merged into another entity, consolidated, and/or reorganized (Acquired) during the life of this Agreement or any renewal term thereof and said acquisition is approved by the necessary votes of the Board of Directors and (if required) shareholders, and the acquirer chooses to terminate the Employee, the Company is obligated to pay the Employee an immediate lump sum severance payment equal to one (1) year annual salary, plus an amount equal to any deferred compensation, plus bonus. Annualized bonus will be payable based on the terms and conditions outlined in point 2 above.

5. Restrictions on Competition:

        Employee covenants and agrees that: (a) during the initial term and any renewal terms of his/her employment hereunder and, (b) if but only if this Agreement is terminated by Employee (as hereinafter defined) during the initial terms, or any renewal term hereof, for a period of one (1) year after termination of his/her employment hereunder, he/she shall not engage in any business activities within the Continental United States, the same as, or in competition with business activities carried on by the Company during the period of Employee's employment by the Company, or in the definitive planning stages at the time of termination of Employee's employment. The term "engage in" shall include, without being limited to, activities as proprietor, partner, stockholder, principal, agent, employee or consultant.

        For the purposes of this Paragraph, a termination of this Agreement by Employee shall be deemed to have occurred only if Employee shall cease to be employed by Company pursuant to; notice of election by Employee to terminate this Agreement during the initial term or any renewal term hereof, or if Company shall terminate this Agreement by reason of a breach of this Agreement by Employee.

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6. Trade Secrets:


        During the term of employment under this Agreement the Employee will have access to and become familiar with various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes, compilations of information, records, and specifications, which are owned by the Company and which are used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his/her possession, shall remain the exclusive property of the Company.

        The Employee agrees to:

        1. Promptly and fully disclose to the Company any and all inventions, discoveries and improvements made by him/her pertaining to or useful in the business of the Company, during his/her period of employment by the Company, said inventions, discoveries or improvements shall become and remain the property of the Company whether or not patent applications are filed thereon;

        2. Upon request and at the expense of Company, make application through the attorneys for the Company, for Letters Patent of the United States and any and all countries foreign thereto, on said inventions, discoveries or improvements, and to assign and transfer all said applications, inventions, discoveries, and improvements to the Company, or its nominee, forthwith and without further consideration, and;

        3. Upon request of the Company, execute all papers and to do all other things that may be reasonably required in order to protect the rights of the Company, and to vest in it, or its successors or assigns the entire right, title and interest in and to any and all inventions, discoveries and improvements and the applications for Letters Patent herein provided for.

7. Miscellaneous Provisions:

        a) Any notices pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following addresses:

If to Company:                                   If to Employee:

Technology Resource Center, Inc.                 Bruce D. Downing
700 Abbott Drive                                 200 Sycamore Mills Road
Broomall, PA 19008                               Media, PA 19063
Attn: Chief Executive Officer

or to such other addresses as either party may hereafter designate to the other in writing.

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        b) Notices delivered personally shall be deemed communicated as of the actual receipt; notices mailed shall be deemed communicated as of five (5) days after mailing.

        c) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

        d) The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

        e) This writing represents the entire Agreement and understanding of the Parties with respect to the subject matter hereof; it may not be altered or amended except by agreement in writing signed by both Parties.

        f) The Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

        g) The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        h) This Agreement supersedes any earlier Employment Agreement and as such is the only Agreement in force.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal on the day and year first above written.



                                       TECHNOLOGY RESOURCE CENTER, INC.

ATTEST:


?????                                  /s/ Andrew E. Trolio
------------------------------         ------------------------------------
?????                                  Chief Executive Officer and
?????                                  Chairman of the Board


                                       /s/ Bruce D. Downing
                                       ------------------------------------